Exhibit 10.4

FIRST AMENDMENT TO ESCROW AGREEMENT

This FIRST AMENDMENT TO ESCROW AGREEMENT (this “Amendment”), dated as of June 2, 2011, amends that certain Escrow Agreement (the “Escrow Agreement”) dated as of August 16, 2010, between The Amacore Group, Inc., a Delaware corporation (the “Company”), and Vicis Capital Master Fund, a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands (the “Purchaser”), and Quarles & Brady LLP, as escrow agent (“Escrow Agent”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to them in the Escrow Agreement.

R E C I T A L S

WHEREAS, Purchaser and Company are parties to a Securities Purchase Agreement dated June 2, 2011 (the “June Purchase Agreement”), whereby the Company agrees to sell to the Purchaser up to $2,500,000 in principal amount of its 15% Senior Secured Convertible Notes due June 30, 2012, in exchange for up to $2,500,000 cash (the “Purchase Price”).

WHEREAS, the parties wish to have the Escrow Agent hold the Purchase Price in an escrow account and to release funds held in such account in accordance with the terms hereof.

NOW, THEREFORE, the Purchaser and Company, intending to be legally bound, hereby agree as follows:

1.
Additional Deposit into Escrow.  In accordance with Section 1.4(a) of the June Purchase Agreement, the Purchaser shall deposit into the Escrow Account an aggregate of $2,500,000 cash in accordance with the terms of Section 3 of the Escrow Agreement (which $2,500,000 cash shall be in addition to the $2,500,000 cash previously deposited by the Purchaser in the Escrow Account pursuant to the Purchase Agreement).

2.	Extension of Termination Date. Section 6 of the Escrow Agreement shall be deleted and replaced in its entirety by the following:

6.           Termination and Release of Escrow.  This Escrow Agreement shall terminate upon the earlier of (the “Termination Date”):

(a)           the resignation of the Escrow Agent by providing written notice to the parties hereto of the same; or

(b)           June 30, 2012.

All funds remaining in the Escrow Account upon the Escrow Agent’s resignation shall be delivered to any successor escrow agent mutually agreed to by the Purchaser and Company. All funds held in the Escrow Account after June 30, 2012, shall be distributed to the Purchaser by check or wire transfer to an account designated by the Purchaser.

3.	Joint Disbursement Instructions. Exhibit A to the Escrow Agreement shall be deleted and replaced in its entirety by Exhibit A to this Amendment.

4.
Execution.  This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or in other electronic form, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.	Governing Law. The validity, construction and effect of this Amendment shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

6.
Ratification.  Except as expressly amended pursuant to this Amendment, all terms and conditions of the Escrow Agreement are hereby ratified and confirmed in all respects and shall continue in full force and effect.  All references to the Escrow Agreement shall hereafter refer to such Escrow Agreement, as amended hereby.

7.	Conflict. In the event of any conflict between the Escrow Agreement and this Amendment, the terms of this Amendment shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Escrow Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

THE AMACORE GROUP, INC.

/s/ Jay Shafer
Name:  Jay Shafer
Title:  Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

/s/ Keith W. Hughes
Name:  Keith W. Hughes
Title:  Chief Financial Officer
                    Vicis Capital, LLC

ESCROW AGENT:

QUARLES & BRADY LLP

By:  /s/ Hoyt R. Stastney
         Hoyt R. Stastney, Partner

Exhibit A

JOINT DISBURSEMENT INSTRUCTION

Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attn: Matthew C. Vogel
Fax: 414-978-8899
Email: matthew.vogel@quarles.com

Date: ______________

RE:  Joint Disbursement Instruction

This Joint Disbursement Instruction is made pursuant to that certain Escrow Agreement (the “Escrow Agreement”), dated August 16, 2010, as amended, by and among Vicis Capital Master Fund, The Amacore Group, Inc. and Quarles & Brady LLP, as escrow agent.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Escrow Agreement.

Please transfer $_________________ from the Escrow Account to the account specified below:

Name:

Routing Number:

Bank Account Number:

Other Instructions (please specify):

THE AMACORE GROUP, INC. Name: Title:	VICIS CAPITAL MASTER FUND By: Vicis Capital LLC Name: Title: